Exhibit 4(c)

[FACE OF NOTE]

CUSIP NO.:

REGISTERED

PRINCIPAL AMOUNT:

No. SUB/FXR -

BOEING CAPITAL CORPORATION

SUBORDINATED MEDIUM-TERM NOTE, SERIES XII

(FIXED RATE)

Due from 9 Months to 30 Years from Date of Issue

If the registered owner of this Security (as indicated below) is The Depository Trust Company (the “Depository”) or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE UNITED STATES FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

ISSUE PRICE:	OPTION TO ELECT REPAYMENT: ☐ YES ☐ NO

ORIGINAL ISSUE DATE:	OPTIONAL REPAYMENT DATE[S]:

STATED MATURITY DATE:	MINIMUM DENOMINATIONS:
☐ $100,000
SPECIFIED CURRENCY:	☐ Other:

U.S. Dollars: ☐ YES  ☐ NO

ADDITIONAL AMOUNTS:
FOREIGN CURRENCY:
DEFEASANCE: ☐ YES ☐ NO
EXCHANGE RATE AGENT:
COVENANT DEFEASANCE: ☐ YES ☐ NO

OPTION TO RECEIVE PAYMENTS IN

SPECIFIED CURRENCY OTHER THAN	TOTAL AMOUNT OF OID:

U.S. DOLLARS: ☐ YES  ☐ NO

YIELD TO MATURITY:

INTEREST RATE:

INITIAL ACCRUAL PERIOD OID:

DAY COUNT CONVENTION:

OPTIONAL INTEREST RATE RESET DATES:

INTEREST PAYMENT DATES:

OTHER/DIFFERENT PROVISIONS:

REGULAR RECORD DATES IF OTHER

THAN THE 15th CALENDAR DAY

PRECEDING THE INTEREST PAYMENT DATE:

OPTIONAL REDEMPTION: ☐ YES  ☐ NO

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

SINKING FUND:

BOEING CAPITAL CORPORATION, a Delaware corporation (herein referred to as the “Company”, which term includes any successor corporation under the Subordinated Indenture hereinafter referred to), for value received, hereby promises to pay to                      , or registered assigns, the principal sum                                         of in the Specified Currency on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest, if any, thereon at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, on the Interest Payment Dates shown on the face hereof (each, an “Interest Payment Date”) until the principal hereof is paid or duly made available for payment and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms together are hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest, if any, shall accrue on the amount so payable as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if this Security is denominated or payable in a Specified Currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open. “Principal Financial Center” means the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, New Zealand dollars, and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Auckland, and Zurich, respectively.

Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provide for) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Subordinated Indenture (referred to on the reverse hereof), be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day), next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a “Regular Record Date”); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Subordinated Indenture.

Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen calendar days prior to the Maturity Date, as the case may be.

Notwithstanding the foregoing, if the Specified Currency is other than U.S. dollars and the Company determines that such Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated on the face hereof. Any payment made in U.S. dollars under such circumstances shall not constitute an Event of Default (as defined in the Subordinated Indenture).

In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed, immediately following such redenomination, to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except as set forth above, in no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the “Place of Payment”). The Company has initially appointed Deutsche Bank Trust Company Americas, at its corporate trust office in The City of New York, as Paying Agent.

If the Specified Currency shown above is U.S. dollars or the Specified Currency shown above is a Foreign Currency, and the Holder has not elected to exercise its option, if any, to receive payments in such Specified Currency, (i) payment of interest on this Security (other than on the Maturity Date) will be made in U.S. dollars by check mailed to the registered address of the Holder hereof, or at the Company’s option, by wire transfer to a bank account maintained by the Holder and (ii) the principal of this Security, premium, if any, together with the interest accrued and unpaid thereon, due at the Maturity Date shall be paid in U.S. dollars in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at the Company’s option, by wire transfer to such bank account of immediately available funds in U.S. dollars to an account with a bank designated at least fifteen calendar days prior to the Maturity Date by the Holder hereof, provided such bank has appropriate facilities to receive such payments and this Security is presented and surrendered at the office or agency designated by the Company for such purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make such payments in such funds in accordance with its normal procedures. If the Specified Currency shown above is a Foreign Currency and the Holder is entitled to elect, and has elected, to receive payments in such Specified Currency, (i) interest due on an Interest Payment Date other than the Maturity Date will be paid by check in the Specified Currency mailed to the registered address of the Holder hereof or, at our option, by wire transfer in the Specified Currency to a bank account maintained by the Holder in the country of the Specified Currency and (ii) the principal of, premium, if any, and interest on this Security due on the Maturity Date will be paid in the Specified Currency in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in The City of New York, or, at the Company’s option, by wire transfer to such bank account of immediately available funds in the Specified Currency to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the Holder, provided, in the case of (ii), the particular bank has appropriate facilities to make these payments and this Security is presented and surrendered at the office or agency maintained by the Company for this purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make these payments in accordance with its normal procedures. The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

Unless otherwise specified on the face hereof, interest on this Security, if any, will be computed on the basis of a 360-day year of 12 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RELATING TO SUBORDINATION OF THIS SECURITY TO THE COMPANY’S SENIOR INDEBTEDNESS.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

[SEAL]	BOEING CAPITAL CORPORATION

By:
Title:

Attest:

By:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Subordinated Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

BOEING CAPITAL CORPORATION

SUBORDINATED MEDIUM-TERM NOTE, SERIES XII

Section 1. General. This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under a subordinated indenture for the issuance of subordinated debentures, notes or other evidences of indebtedness, dated as of August 31, 2000 as it may be supplemented from time to time (herein called the “Subordinated Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Subordinated Indenture with respect to a series of which this Security is a part), to which Subordinated Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

Section 2. Payments. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Security by deductions from such payments.

All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, will be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent will have no liability therefor.

All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

References herein to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) on or after the date designated as the Initial Redemption Date on the face hereof, at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Security is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage specified on the face hereof, together with accrued interest, if any, to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof, until the redemption price is 100% of the unpaid principal amount hereof. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date (unless a shorter notice period shall be provided on the face of this Security). In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. However, if less than all the Securities of the series of which this Security is a part, with differing issue dates, interest rates or formula and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant Redemption Date

Section 4. Repayment. If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive, at least 30 but not more than 60 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof). Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

Section 5. Sinking Fund. Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

Section 6. Discount Securities. Unless otherwise provided for on the face of this Security, if this Security (such a Security being referred to as a “Discount Security”) (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The “Amortized Face Amount” of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the “stated redemption price at maturity” of this Security which has been paid on this Security from the date of issue to the date of determination.

Section 7. Subordination. Subordinated Indebtedness evidenced by this Security is subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (defined below) of the Company and each Holder of this Security by accepting the same agrees to and shall be bound by the provisions hereof, and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the same and appoints the Trustee as his attorney-in-fact for such purpose.

For all purposes herein, the term “Senior Indebtedness” shall mean all of the indebtedness of, or guaranteed by, the Company for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute Senior Indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of the Company.

In the event that the Company shall default in the payment of any Senior Indebtedness, when the same becomes due and payable, whether at maturity or on a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest or any Additional Amounts on this Security, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of this Security.

Upon the happening of an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof (other than under the circumstances when the terms of the immediately preceding paragraph are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest or any Additional Amounts on this Security or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of this Security during any period (i) of 90 days after written notice of such default shall have been given to the Company by any holder of Senior Indebtedness or (ii) in which any judicial proceeding shall be pending in respect of such default and a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to the Company in respect of such default.

In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property; (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (iii) any assignment by the Company for the benefit of creditors; or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest accruing after commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of this Security on account of this Security. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided herein with respect to this Security, to the payment of all Senior Indebtedness at the time Outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise but for the foregoing be payable or deliverable in respect of this Security shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

In the event that this Security shall be declared due and payable as a result of the occurrence of any one or more defaults in respect thereof (under circumstances when the terms of the immediately preceding paragraph are not applicable), no payment shall be made in respect of this Security unless and until all Senior Indebtedness shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived.

If any payment or distribution to be paid to the holders of Senior Indebtedness shall be received by any Holder of this Security in contravention of the foregoing and before all the Senior Indebtedness shall have been paid in full, such payment or distribution of any character or any security whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the provisions of the Subordinated Indenture with respect to the Subordinated Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment), shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of Senior Indebtedness at the time Outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the holder of this Security to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same. Nothing contained herein shall impair, as between the Company and the holder of this Security, the obligation of the Company to pay to the holder thereof the principal thereof and interest thereon as and when the same shall become due and payable in accordance with the terms of this Security, or prevent the holder of this Security from exercising all rights, powers and remedies otherwise permitted by applicable law or pursuant to the terms of this Security or the Subordinated Indenture upon a default or Event of Default under the Subordinated Indenture, all subject to the rights of the holders of Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the holder of this Security. Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of such Senior Indebtedness then Outstanding. Upon the payment in full of all Senior Indebtedness, the holder of this Security shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all amounts owing on this Security shall have been paid in full, and such payments or distributions received by the Holder of this Security by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holder of this Security, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness and not on account of this Security.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with all the effect provided in the Subordinated Indenture.

Section 8. Modification and Waivers; Obligation of the Company Absolute. The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Subordinated Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities affected thereby. The Subordinated Indenture also contains provisions permitting the Holders of not less than 66 2/3 % in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Subordinated Indenture. Furthermore, provisions in the Subordinated Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Subordinated Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

No reference herein to the Subordinated Indenture and no provision of this Security or of the Subordinated Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium of, if any, and interest in respect of this Security at the times, places and rate or formula, and in the coin or currency, herein prescribed.

Section 9. Defeasance and Covenant Defeasance. The Subordinated Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain covenants and the Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

Section 10. Minimum Denominations. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

Section 11. Registration of Transfer. As provided in the Subordinated Indenture and subject to certain limitations therein and herein set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If the registered owner of this Security is the Depository (such a Security being referred to as a “Global Security”), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days after notice to the Company, or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery of Securities in certificated form equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof by the Company) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Section 12. Events of Default. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Subordinated Indenture.

Section 13. Defined Terms. All terms used in this Security which are defined in the Subordinated Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Subordinated Indenture.

Section 14. Governing Law. THE SUBORDINATED INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Security (or the portion hereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the “Repayment Date”), at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received at least 30 but not more than 60 days prior to the Repayment Date (or, if such Repayment Date is not a Business Day, the next succeeding Business Day) by the Company at its office or agency in The City of New York, which will be located initially at the office of the Trustee at 60 Wall Street, 27th Floor, New York, NY 10005.

If less than the entire principal amount of this Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $            .

If less than the entire principal amount of this Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination): $            .

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of this Security in every particular without alterations or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust.)		(Minor)

Under Uniform Gifts to Minors Act
____________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ______________________________

Please print or type name and address, including zip code of assignee

the within Security of BOEING CAPITAL CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint                                                                                                Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

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